                           DATABASE LICENSE AGREEMENT
                            (SINGLE SERVER/INTERNET)

         THIS IS AN AGREEMENT, dated as of July 9, 1998 by and between BAKER & TAYLOR, INC. ("B&T"), a Delaware corporation having a place of business at Five Lake Pointe Plaza, Suite 500, 2709 Water Ridge Parkway, Charlotte, North Carolina and YouNetwork Corporation ("Licensee"), a New York State Corporation having a place of business at 220 East 23rd Street, Suite 607, New, York, New York 10010.

                              W I T N E S S E T H:

         WHEREAS, B&T, through its unincorporated operating unit Baker & Taylor Books ("Books") distributes books, spoken word audio products and other similar products and provides value-added services; and

         WHEREAS, B&T, through its unincorporated operating unit Electronic Business and Information Services, grants limited access to its Database (hereinafter defined) to specified users; and

         WHEREAS, Licensee desires B&T to grant to Licensee a license, under the terms and conditions set forth herein, to use the Licensed Data or any portion thereof and CD-EXPORT (hereinafter defined); and

         WHEREAS, B&T is willing to grant such a license in accordance with the terms and conditions set forth below.

         ACCORDINGLY, in consideration of the covenants, promises and undertakings provided for herein and for other valuable consideration, the receipt and legal sufficiency of which the parties acknowledge, the parties agree as follows:

         1.00 DEFINITIONS

         As used throughout this Agreement the following terms have the following meanings:

         1.01 "CD-EXPORT" means B&T's specialized software application which allows Licensee to search the Database without using any other application screen interfaces;

         1.02 "Database" means B&T's complete title file database containing the bibliographic records consisting of, among other things, the Licensed Data or any portion thereof, as the same from time to time may be modified by B&T during the Term of this Agreement (hereinafter defined), for books and spoken word audio products (sometimes hereinafter collectively referred to as "Books Products").



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         1.03 "Effective Date" means the date of this Agreement.

         1.04 "Licensed Data" means (a) the data elements in electronic database form which are more particularly set forth on Schedule 1.04 attached hereto and made a part hereof, for each title on the Database, (b) any updates provided by B&T to such data elements from time to time, and (c) such other data elements as B&T at its sole discretion from time to time hereafter may agree to add without further consideration by Licensee;

         [[1.05 "Year" means the twelve (12) month period beginning at 12:00 (Eastern U.S. Time) on the Effective Date and terminating at 11:59 P.M. (Eastern U.S. Time) on the day immediately preceding the anniversary of the Effective Date or any one (1) twelve (12) month period subsequent thereto.]]

         2.00 LICENSE


         2.01 Subject to the terms and conditions of this Agreement and extent of the license which Licensee is granted hereby, and based upon B&T's receipt of its license fee payments then currently due, B&T hereby grants to Licensee and Licensee hereby accepts from B&T a non-exclusive, nontransferable and revocable license:

         (a) to display all or a portion of the Licensed Data on Licensee's Internet web site for viewing by users in "read only" access;

         (b) to use CD-EXPORT solely for the purpose of utilizing the Licensed Data or any portion thereof at Licensee's Internet web site; and

         (c) to display all or a portion of the Licensed Data on Licensee's in-house database system by means of a single server for viewing by users.

         (d) to display Baker & Taylor's name and logo as the supplier of the database and/or books and related product.

Licensee will not make all or any portion of the Database, the Licensed Data and/or CD-EXPORT accessible to any persons other than persons specifically authorized for the purposes above. Licensee will use its best efforts to take all reasonable steps to prevent or restrict the downloading, transmission, display or copying of the information contained in all or any portion of the Database and/or the Licensed Data to a degree which is not necessary for purposes of ordering the products listed thereon. Such steps may include, but will not be limited to, the following: the use of passwords, encryption/de-encryption algorithms used in the security process and similar tools. The license granted hereby is personal to the Licensee. Licensee may use the license solely for the purposes specified above. Nothing contained in this Agreement will, or will be deemed to, convey any title or will, or will be deemed to, convey any title or

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ownership interest in all or any portion of the Database, the Licensed Data and/or CD-EXPORT regardless of whether any portion thereof is used by Licensee or other users.

         2.02 B&T reserves all rights with respect to all or any portion of the Database, the Licensed Data and/or CD-EXPORT not expressly granted to Licensee, nor expressly contemplated, herein. This reservation specifically applies, but is not limited, to any media, mode or method of distribution or transmission or other technology that may be commercialized or developed in the future.

         3.00 TERM

         [3.01 (a) Subject to the terms and conditions hereof, this Agreement will be effective for a period (the "Term") beginning on the Effective Date and ending at 11:59 P.M. (Eastern U.S. Time) on the day preceding the first anniversary of the Effective Date (as the case may be, the "Termination Date").

         (b) Despite the statements in the preceding clause (a) of this Section 3.01, Licensee may terminate this Agreement for any reason whatsoever during the Term by giving notice to B&T not less than thirty (30) days prior to the date on which Licensee wishes to terminate this agreement. In such an event, this Agreement automatically will terminate on the date set forth in Licensee's notice as if it were the Termination Date. If Licensee wishes to terminate this Agreement pursuant to this clause (b), none of the annual licensee fees payable with respect to the period of time after which this Agreement is terminated will be refunded to Licensee.]

         [[3.01 (a) Subject to the terms and conditions hereof, this Agreement will be effective for a period (the "Initial Term") beginning on the Effective Date and ending at 11:59 P.M. (Eastern U.S. Time) on the day preceding the [first][second][third] anniversary of the Effective Date (the "Initial Termination Date").

         (b) Unless one of the parties (the "Notifying Party") to this Agreement notifies the other party not less than 60 days prior to the Initial Termination Date or any subsequent Termination Date (hereinafter defined) that the Notifying Party desires that this Agreement not be renewed, and if this Agreement otherwise is in full force and effect and no Event of Default has occurred, this Agreement automatically may be renewed for not more than two (2) consecutive periods of one (1) Year each (each such period, a "Renewal Term", and the Initial Term or any Renewal Term being hereinafter referred to as the "Term"). Each such renewal will be under the terms and conditions as set forth in this Agreement, except that the annual license fee for each Renewal Term may be increased by B&T at its option on notice given to Licensee not

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less than 75 days prior to the Initial Termination Date or any subsequent
Termination Date. If the Notifying Party desires that this Agreement not be renewed, this Agreement automatically will expire on the Initial Termination Date or on the Termination Date of the Term, as the case may be. As used in this Agreement, "Termination Date" means the anniversary of the Initial Termination Date in a Renewal Term to which the same relates.]]

         3.02 Immediately upon termination of this Agreement, whether or not pursuant to this Article, the following will occur:

         (a) all rights and licenses granted to Licensee hereunder automatically will terminate;

         (b) Licensee promptly will permanently delete all or any portion of the Database, the Licensed Data and/or CD-EXPORT and any copies thereof from all computers, all database and other systems and/or any storage medium of Licensee in any location, whether backup or otherwise (including persons and/or entities within Licensee's direct control, such as non-Internet users having access by, through or under Licensee);

         (c) Licensee will not use, or permit any user having access by, through or under Licensee to use, all or any portion of the Database, the Licensed Data and/or CD-EXPORT in any way; and

         (d) Licensee will return all Database, Licensed Data and/or CD-EXPORT media received from B&T, together with any copies made from the same. For a period of not less than ten (10) consecutive days immediately following the date on which this Agreement terminates, Licensee will post the following notice at Licensee's Internet web site so that it is visible by all users thereof: "Effective immediately, [insert Licensee's name used at its web site) will no longer be using Baker & Taylor, Inc.'s database of books and spoken word audio products at this web site." Licensee will certify in writing that the terms contained in the preceding clauses (a)-(d) have been complied with.

         4.00 THE PARTIES' OBLIGATIONS

         4.01 Licensee will:

         (a) pay B&T according to the terms of this Agreement;

         (b) not directly or indirectly duplicate, copy, transmit, publish, provide access to (by electronic or any other means) exchange, throw away, or incorporate with, or as part of another database, package, program, record or system, all or any portion of the Database, the Licensed Data and/or CD-EXPORT for any purpose except as provided in Section 2.01 of this Agreement;

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         (c) use its best efforts to take all reasonably necessary steps to ensure compliance with Licensee's obligations under this Agreement by users of its Internet web site and its employees, agents, representatives and customers. Such best efforts will include, but not be limited to, taking such steps as directed pursuant to this Agreement and pursuant to any instruction made by B&T at any time during the effective period and after termination of this Agreement;

         (d) except to display the same as expressly provided herein at Licensee's Internet web site and/or on Licensee's in-house database system at a single location for viewing by users at such location, not sell, offer for re-sale, distribute, rent, sublicense or lease all or any portion of the Database, the Licensed Data and/or CD-EXPORT, nor use all or any portion of the Database, the Licensed Data and/or CD-EXPORT in a network, timesharing, multiple central processor unit or multi-user arrangement;

         (e) not combine or incorporate all or any portion of the Database, the Licensed Data and/or CD-EXPORT with any other program, database, record or system which will be sold, offered for re-sale, distributed, rented, sublicensed or leased;

         (f) not utilize all or any portion of the Database and/or the Licensed Data in connection with any sales by Licensee, by any partner or affiliate of Licensee or by any enterprise or entity in which Licensee has any interest, except for sales to retail consumers;

         (g) pay all sales, use, value-added, excise or similar taxes associated with Licensee's or its users' use of all or any portion of the Database, the Licensed Data and/or CD-EXPORT;

         (h) reproduce, incorporate and maintain each and every B&T proprietary, trade secret or copyright notice in any copy or partial copy of ail or any portion of the Database, the Licensed Data and/or CD-EXPORT or in any database containing any element of the Database and/or the Licensed Data, and not remove or obscure any B&T proprietary, trade secret or copyright notice or other legend with respect to all or any portion of the Database, the Licensed Data and/or CD-EXPORT;

         (i) comply with all laws and regulations relating to or pertaining to the sale, distribution, export or use of all or any portion of the Database, the Licensed Data and/or CD-EXPORT and maintain high quality and standards associated with B&T;

         (j) promptly notify B&T in writing if Licensee becomes aware of the unauthorized reproduction, manufacture or sale of, or of any acts that are prohibited in this section with respect to, all

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or any portion of the Database, the Licensed Data and/or CD-EXPORT by anyone having access to the Licensed Data or any portion thereof by means of Licensee's Internet web site or Licensee's in-house database system.

         4.02 B&T will deliver CD-EXPORT to Licensee contemporaneously with the software which contains the Database and any updates to the Database so that Licensee may access the Licensed Data from the Database.

         5.00 FEES AND PAYMENTS

         5.01 (a) Licensee will pay B&T a $1,000 license fee for the Database and the Licensed Data in consideration of the license of the same [[for each Year]] during the Term.

         (b) Licensee will pay B&T a $1,650 subscription fee for a one (1) year subscription of the weekly edition of THE TITLE SOURCE [[for each Year during the Term]].

         5.02 (a) Payment of the license and subscription fees will be made in full prior to delivery of THE TITLE SOURCE, the Licensed Data and/or CD-EXPORT to Licensee at the beginning of the [[Initial]] Term [[and, if this Agreement is renewed beyond the Initial Term, prior to the first day of each Year thereafter]]. B&T has no obligation to deliver all or any portion of THE TITLE SOURCE, the Licensed Data and/or CD-EXPORT until Licensee pays the license and subscription fees. All fees are non-refundable.

         (b) B&T will send all billing invoices to Licensee at the address from time to time specified in writing by Licensee.

         (c) All payments to B&T will be made in U.S. Dollars and by delivery to the address set forth in B&T's billing invoice to Licensee.

         6.00 DEFAULT AND REMEDIES

         6.01 The following will be an Event of Default: Licensee's failure to perform any of its obligations, or failure to comply with any of its agreements, hereunder which failure is not cured within ten (10) business days after notice from B&T (including, but not limited to, Licensee's use of all or any portion of the Licensed Data and/or CD EXPORT in a manner or form not expressly authorized by this Agreement).

         6.02 If an Event of Default occurs, B&T will have all rights and remedies available to it under applicable law or in equity. In addition to such rights and remedies, B&T also may:

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         (a) declare this Agreement and the license granted herein immediately terminated;

         (b) sue Licensee for the fulfillment of its obligations under this Agreement; and/or

         (c) seek an injunction against Licensee to compel Licensee to comply with the terms of this Agreement and/or to cease activities which constitute a default of Licensee's obligations hereunder.

In addition to B&T's rights set forth above in subsections (a)-(c), Licensee also will cease use and/or display of all or any portion of the Licensed Data within 36 hours after receipt of B&T's notice that an event of Default has occurred.

         6.03 If an Event of Default occurs in which Licensee is either using, or providing access to, all or any portion of the Database, the Licensed Data and/or the CD-EXPORT, in breach of the terms of this Agreement then, in addition to any other remedies which B&T may seek hereunder, Licensee will be obligated to promptly pay B&T, as and for liquidated damages, an amount equal to the product of $10,000 and each day in which such Event of Default remains unremedied. For the purposes of calculating liquidated damages under this
Section 6.03, a portion of a day will constitute a full day.

         7.00 NO WARRANTY

         7.01 THE DATABASE, THE LICENSED DATA OR ANY PORTION THEREOF AND/OR CD-EXPORT ARE PROVIDED "AS IS" WITHOUT WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND. EXPRESSLY EXCLUDED ARE ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Licensee will advise all users that B&T makes no warranties with respect to the Database, the Licensed Data or any portion thereof and/or CD-EXPORT.

         7.02 NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY B&T, ITS AGENTS OR EMPLOYEES WILL CREATE A WARRANTY AND LICENSEE MAY NOT RELY ON ANY SUCH INFORMATION OR ADVICE.

         7.03 B&T's sole liability and Licensee's exclusive remedy with respect to a defect in the medium on which the Database and/or the Licensed Data is delivered to Licensee will be replacement of such medium, as long as the defective medium is returned to B&T with a copy of the receipt which accompanied delivery of the medium to Licensee. If failure of the medium results from accident, abuse or misapplication, B&T will have no responsibility to replace the medium.

         8.00 INDEMNIFICATION

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         8.01 As long as Licensee promptly notifies B&T in writing of such a claim, B&T at its own expense will defend any action brought and pay any final judgement against Licensee to the extent that such action is based on a claim that all or any portion of the Database, the Licensed Data and/or CD-EXPORT infringes any copyright or subscription rights in existence as of the effective date of this Agreement. B&T will have the right to control the defense of all such claims, lawsuits or proceedings without Licensee's prior written approval. If, because of any claim of infringement against any copyright or subscription right which is based on a claim that all or any portion of the Database, the Licensed Data and/or CD-EXPORT infringes any copyright or subscription rights, either B&T or Licensee is enjoined from using all or any portion of the Database, the Licensed Data and/or CD-EXPORT, or if B&T believes that all or any portion of the Database, the Licensed Data and/or CD-EXPORT is likely to become the subject of such a claim of infringement, B&T may, at its sole option and expense, may do the following: (a) obtain the right for Licensee to continue to use the Database, the Licensed Data or any portion thereof and/or CD-EXPORT; or (b) replace or modify all or any portion of the Database, the Licensed Data and/or CD-EXPORT so as to make it non-infringing. If neither of these two options is reasonably practicable, B&T may terminate this Agreement by written notice to Licensee. The foregoing states the entire liability of B&T with respect to infringement of any copyright or subscription rights by the Database or the Licensed Data.

         8.02 The indemnity set forth in Section 8.01 will not extend to any claims of infringement resulting from (i) modification of all or any portion of the Database, the Licensed Data and/or CD-EXPORT by Licensee or any user having access to the same, (ii) modification of all or any portion of the Licensed Data and/or CD-EXPORT by, through or under Licensee, (iii) the use of all or any portion of the Database, the Licensed Data and/or CD-EXPORT in combination with any other software, hardware or server or (iv) the use of the same by Licensee or any user in a manner for which all or any portion of the Database, the Licensed Data and/or CD-EXPORT are not designed, or from any product which incorporates any of the modifications noted above.

         8.03 Licensee will indemnify and hold harmless B&T, its officers, employees and directors from any loss, liability, damage, cost or expense, including reasonable attorneys' fees and expenses, arising out of
(a) Licensee's breach of its obligations under this Agreement; and/or (b) any modifications, however slight, made by or on behalf of Licensee to all or any portion of the Database, the Licensed Data and/or CD-EXPORT. Licensee expressly acknowledges that B&T will not be liable to Licensee or any of its customers for any damage incurred by any of them arising from such modifications.

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         9.00 NOTICES

         All communications, notices, and the like required or given pursuant to any provision of this Agreement, must be given by Express Mail or by Certified Mail, Return Receipt Request and will be deemed to have been properly made or given, if by Express Mail, when received by the addressee and, if by certified mail, five (5) days after deposit, postage prepaid, with the U.S. Postal Service, addressed as follows:

         If to B&T:

                 Baker & Taylor, Inc.
                 501 S. Gladiolus
                 Momence, Illinois U.S.A. 60954
                 Attn.: ITG Distribution Coordinator

         If to Licensee:

                 YouNetwork Corporation
                 220 East 23rd Street,
                 Suite 607,
                 New York, New York 10010.
                 Attention: Kyle S. Taylor

Either party may change its address as set forth above by notification in writing to the other party, however any such notification will only become effective upon actual receipt thereof.

         10.00 MISCELLANEOUS

         10.01 The waiver or failure of either party hereto to exercise in any respect any right provided for herein will not be deemed a waiver of any further right hereunder.

         10.02 Dates or terms by which either party is required to perform under this Agreement will be postponed automatically to the extent that either party is prevented from meeting them by causes beyond its reasonable control and for the duration of any such cause.

         10.03 (a) This Agreement and the transactions provided for herein will be governed, construed and enforced according to the laws of the State of New Jersey (excluding any conflict-of-law provisions thereof).

         (b) Licensee and B&T hereby agree to bring any dispute, controversy or claim arising out of this Agreement or the matters provided for in this Agreement and which has not been resolved by the parties through an informal process within 45 days after

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either party notifies the other that a matter is in dispute, for settlement in
Newark, New Jersey in accordance with the Rules of American Arbitration Association (the "Rules") . Each party will bear its own legal expenses, attorneys' fees and disbursements and costs of all experts and witnesses. However, if the claim of either party is upheld by the arbitrators in all material respects, then the prevailing party will be promptly reimbursed by the other party for its legal expenses, attorneys' fees and disbursements and costs of its experts and witnesses and the prevailing party also will pay all fees, costs and expenses of the arbitration. Any award rendered will be final and conclusive upon the parties. Any judgment thereon may be enforced in any court having jurisdiction. Both parties will continue to perform their respective obligations under this Agreement during any arbitration proceedings. Notwithstanding the Rules, the arbitrator's determination will only be in favor of one party's position.

         10.04 For a period of time not to exceed two (2) years after the date on which this Agreement expires or terminates, Licensee will maintain accurate records at one office of Licensee within the continental United States concerning Licensee's use of, including without limitation all records of access to, all or any portion of the Database, the Licensed Data and/or CD-EXPORT under this Agreement. During the Term, and for a two (2) year period after the date on which Agreement expires or terminates, on reasonable prior notice to Licensee and during Licensee's normal business hours, B&T will have the right to audit Licensee's records with respect to such use and with respect to Licensee's compliance with the terms hereof. As soon as Licensee uses any portion of the Licensed Data at its Internet web site, Licensee also will provide B&T at no expense to B&T with any passwords and access codes necessary to enable B&T to have access to the same in order to confirm Licensee's compliance with the terms of this Agreement.

         10.05 Licensee agrees in advance that this Agreement may be assigned by B&T. Licensee will not assign this Agreement, by operation of law or otherwise, without B&T's prior written consent, which may be withheld in B&T's sole discretion. Notwithstanding the preceding sentence, on notice given to B&T contemporaneously with such assignment, Licensee may assign this Agreement to an affiliate of Licensee who will remain an affiliate of Licensee during the term of this Agreement. As used herein, "affiliate of Licensee" means (a) a corporation which controls, is controlled by or is under common control with Licensee; the term "control" meaning ownership of not less than 51% of the outstanding voting stock of a corporation; or (b) a partnership in which Licensee is a general partner and of which Licensee owns not less than 51% of the legal and equitable interest.

         10.06 English will be the official text for this Agreement.

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No translation will be used to construe the meaning or intent hereof.

         10.07 If any of the terms or provisions of this Agreement are ruled to be invalid or unenforceable in an arbitration proceeding or by a court or administrative bureau of competent jurisdiction, the remainder of the Agreement will not be affected thereby. If an arbitrator, court or bureau does not replace a provision in this Agreement ruled to be invalid or unenforceable with a valid and enforceable one which accomplishes the same general purpose to the maximum extent possible, the parties will reasonably try to negotiate a replacement for the provision which accomplishes the same general purpose to the maximum extent possible.

         10.08 This Agreement constitutes the complete and exclusive statement of the terms and conditions between the parties and supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to the subject matter of this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both parties. This Agreement will be binding upon, and will inure to the benefit of, the parties hereto and their respective successors, permitted assigns and legal representatives.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                       LICENSEE: YouNetwork Corporation
                                                -------------------------------

                                       By: /s/ Kyle S. Taylor
                                          -------------------------------------
                                       Title: President
                                             ----------------------------------


                                       BAKER & TAYLOR, INC.,
                                         by Electronic Business and
                                         Information Services

                                       By: /s/
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

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                                 SCHEDULE 1.04
                                 LICENSED DATA


        TITLE
       SOURCE
         FILE
       FORMAT

----------------------------------------------
        FIELD                    LENGTH
         NAME                   (BYTES)
----------------------------------------------
         ISBN                        10
        Title                       150
       Author                        70
      Binding                         3
       Status                         2
        Price                         9
      Subject                        30
            1
      Subject                        30
            2
      Subject                        30
            3
      Subject                        30
            4
      Subject                        30
            5
          Pub                         5
         Date
    Publisher                        11
         Code
    Publisher                       150
         Name
    Bookstore                         3
         Sub.
        Code
----------------------------------------------